Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI ANNOUNCES THIRD QUARTER 2010 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 4Q10 AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, October 26, 2010 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today net income of $3.7 million for the third quarter ended September 30, 2010 compared to a net income of $2.9 million for the third quarter of 2009.  Diluted income per share for the 2010 third quarter was $.36, as compared to diluted earnings per share of $.28 for the same quarter a year ago.

            Net revenues for the third quarter ended September 30, 2010 totaled $73.9 million, an increase of approximately $8.4 million or 12.8% over the $65.5 million for the same quarter in 2009.

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
Results of Operations	2010	2009	2010	2009

Revenues:
Staffing services	$33,954	$33,180	$92,991	$85,224
Professional employer service fees	39,922	32,314	106,577	88,607
Total revenues	73,876	65,494	199,568	173,831
Cost of revenues:
Direct payroll costs	25,846	25,095	70,519	64,291
Payroll taxes and benefits	24,501	20,399	71,990	62,460
Workers' compensation	9,473	7,859	25,881	33,473
Total cost of revenues	59,820	53,353	168,390	160,224
Gross margin	14,056	12,141	31,178	13,607
Selling, general and administrative expenses	9,156	8,416	25,787	24,792
Depreciation and amortization	341	422	1,051	1,218
Income (loss) from operations	4,559	3,303	4,340	(12,403)
Other income, net	588	965	1,253	1,373
Income (loss) before taxes	5,147	4,268	5,593	(11,030)
Provision for (benefit from) income taxes	1,461	1,323	1,315	(4,069)
Net income (loss)	$3,686	$2,945	$4,278	$(6,961)
Basic income (loss) per share	$.36	$.28	$.41	$(.67)
Weighted average basic shares outstanding	10,217	10,475	10,376	10,442
Diluted income (loss) per share	$.36	$.28	$.41	$(.67)
Weighted average diluted shares outstanding	10,251	10,559	10,410	10,442

Barrett Business Services, Inc.

News Release – Third Quarter 2010

October 26, 2010

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Staffing services	$33,954	$33,180	$92,991	$85,224
Professional employer services	298,941	239,872	799,557	663,847
Total revenues	332,895	273,052	892,548	749,071
Cost of revenues:
Direct payroll costs	283,421	231,532	759,690	635,808
Payroll taxes and benefits	24,501	20,399	71,990	62,460
Workers' compensation	10,917	8,980	29,690	37,196
Total cost of revenues	318,839	260,911	861,370	735,464
Gross margin	$14,056	$12,141	$31,178	$13,607

            Gross revenues of $332.9 million for the third quarter ended September 30, 2010 increased 21.9% over the similar period in 2009.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2010 and 2009:

	(Unaudited)
	Three Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2010	2009	2010	2009	2010	2009

Revenues:
Staffing services	$33,954	$33,180	$-	$-	$33,954	$33,180
Professional
employer services	298,941	239,872	(259,019)	(207,558)	39,922	32,314
Total revenues	$332,895	$273,052	$(259,019)	$(207,558)	$73,876	$65,494
Cost of revenues	$318,839	$260,911	$(259,019)	$(207,558)	$59,820	$53,353

Barrett Business Services, Inc.

News Release – Third Quarter 2010

October 26, 2010

For the nine months ended September 30, 2010 and 2009:

	(Unaudited)
	Nine Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2010	2009	2010	2009	2010	2009

Revenues:
Staffing services	$92,991	$85,224	$-	$-	$92,991	$85,224
Professional
employer services	799,557	663,847	(692,980)	(575,240)	106,577	88,607
Total revenues	$892,548	$749,071	$(692,980)	$(575,240)	$199,568	$173,831
Cost of revenues	$861,370	$735,464	$(692,980)	$(575,240)	$168,390	$160,224

            The following summarizes the unaudited consolidated balance sheets at September 30, 2010 and December 31, 2009.

Barrett Business Services, Inc.

News Release – Third Quarter 2010

October 26, 2010

	September 30,	December 31,
(in thousands)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$18,261	$36,671
Marketable securities	24,227	13,766
Trade accounts receivable, net	56,483	33,070
Income taxes receivable	3,898	4,274
Prepaid expenses and other	1,772	979
Deferred income taxes	4,271	4,071
Total current assets	108,912	92,831
Marketable securities	7,166	7,473
Property, equipment and software, net	14,929	14,795
Restricted marketable securities and workers' compensation deposits	9,305	2,666
Other assets	3,091	3,104
Workers' compensation receivables for insured claims	3,610	3,865
Goodwill, net	47,820	47,338
	$194,833	$172,072

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,042	$1,117
Accrued payroll, payroll taxes and related benefits	52,288	30,244
Other accrued liabilities	370	499
Workers' compensation claims liabilities	11,018	10,509
Safety incentives liabilities	4,753	4,437
Total current liabilities	69,471	46,806
Long-term workers' compensation claims liabilities	16,351	14,560
Long-term workers' compensation liabilities for insured claims	2,665	2,729
Deferred income taxes	6,322	6,323
Customer deposits and other long-term liabilities	1,451	1,527
Stockholders' equity	98,573	100,127
	$194,833	$172,072

Outlook for Fourth Quarter 2010

            The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2010.  The Company expects gross revenues for the fourth quarter of 2010 to range from $321 million to $326 million, as compared to $270.8 million for the fourth quarter of 2009, and anticipates diluted earnings for the fourth quarter of 2010 to range from $.28 to $.32 per share, as compared to diluted income per share of $.21 for the same period a year ago.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2010 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Third Quarter 2010

October 26, 2010

Conference Call

            On Wednesday, October 27 at 9:00 a.m. Pacific Time, William W. Sherertz and James D. Miller will host an investor telephone conference call to discuss third quarter 2010 operating results.  To participate in the call, dial (877) 356-3717.  The call identification number is 19477114.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Wednesday, October 27, 2010 at 12:00 p.m. PT and ending on Wednesday, November 3, 2010.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 19477114.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the fourth quarter of 2010, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and attract new customers, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectibility of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2009 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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